EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED—EDITED COPY

MANUFACTURING AGREEMENT

THIS AGREEMENT (including all schedules, the “Agreement”) is made this 20th day of April 2006 (the “Effective Date”) between Staktek Group L.P., a Texas limited partnership (“Staktek”), and SMART Modular Technologies, Inc., a company incorporated in California (“Manufacturer”).

RECITALS

WHEREAS, Staktek presently manufactures integrated circuit modules for Hewlett-Packard (“HP”) using memory integrated circuits provided by HP;

WHEREAS, Manufacturer has represented to Staktek that it has the experience, capability, and resources to manufacture and supply such products for Staktek using equipment, technical support, and intellectual property provided by Staktek; and

WHEREAS, Staktek and Manufacturer desire to enter into an agreement to have Manufacturer assemble such products in accordance with the terms and conditions of this Agreement and its schedules;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises set forth below, the parties agree as follows:

1. DEFINITIONS

The following terms shall have the following respective meanings for purposes of this Agreement:

“Confidential Information” shall mean all data and information relating to the business, management, technology, or technical information of Staktek, including Products, Specifications, Consigned Equipment and the existence and terms of this Agreement, whether disclosed in writing, orally, or by display, that (i) is marked “Confidential” or similar legend, or if disclosed orally is designated by the disclosing party as confidential at the time of disclosure and reduced to writing with such legend and provided to the other party within thirty (30) calendar days of the initial disclosure, (ii) constitutes Staktek Intellectual Property disclosed to Manufacturer under this Agreement, or (iii) is not generally known to the public, and that is maintained by Staktek as confidential, which information should reasonably be understood by Manufacturer, because of the circumstances of disclosure or the nature of the information itself, to be proprietary and confidential to Staktek. Confidential Information does not include information that (i) now or later becomes generally available to the public without fault of Manufacturer; (ii) is rightfully in Manufacturer’s possession without an obligation of confidentiality prior to its disclosure by Staktek; or (iii) is obtained by Manufacturer without obligation of confidentiality or limitation on use from a third party who has the right to so disclose it.

“Engineering Changes” means those mechanical, electrical, or other design changes or specification changes made to or with respect to the Product or the manufacture process which if made could affect the schedule, performance, quality, yield, reliability, availability, price, Lead Time, serviceability, appearance, dimensions, tolerances, safety or cost of the Product.

“Flex Circuits” shall have the meaning set forth in Section 3.1.

# # #  Confidential treatment has been requested for portions of this exhibit. Information for which confidential treatment has been requested has been omitted and is noted with “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED—EDITED COPY

“Intellectual Property” shall mean all general intangibles for which any right, title, or interest exists, now or in the future, whether worldwide or in individual countries, in political subdivisions or regions, or pursuant to treaty or multilateral compact, under any law with respect to patents, copyrights, semiconductor chip and mask works, trade secrets, trademarks, trade dress, unfair competition, neighboring rights, moral rights, publicity or privacy, or any laws providing proprietary rights of a nature similar to any the foregoing; and any and all such rights, titles, and interest associated with such intangibles (including all goodwill associated therewith, all rights to priority worldwide, and all rights and claims for past, present and future infringements and misappropriations) and all governmental applications, certificates, filings, registrations, patents, notifications, disclosures and other documents relating thereto, including all provisionals, divisionals, continuations, continuations-in-part, reissues, reexaminations, renewals, revivals, restorations, and extensions thereof now or hereafter in force and effect.

“Lead Time” means the period of time required by Manufacturer to schedule, manufacture, and deliver finished Products in the quantities required to be delivered, provided that Flex Circuits necessary to manufacture such quantities of Products are on-hand.

“Orders” means a purchase order issued by Staktek and accepted by Manufacturer for Product to be manufactured by Manufacturer during the term of this Agreement in accordance with its terms and conditions.

“Product” means solely the stacked memory integrated circuit modules identified as Staktek’s Performance Stakpak® manufactured by Manufacturer for Staktek under this Agreement, and no other products unless agreed upon by both parties in writing.

“Specifications” means the information and instructions set forth in Schedule C. The Specifications are provided to Manufacturer by Staktek for the purpose of manufacturing Product and specifying required Product quality and yield, and include: drawings, schematics, bill of materials, assembly, test and control procedures, quality criteria, work instructions and processes, component specifications, diagrams, mask works, documentation and planning.

2. MANUFACTURING

2.1. Manufacturing. Subject to and in accordance with the terms and conditions of this Agreement, commencing on or about May 2006, Manufacturer will manufacture Product in the Dominican Republic in accordance with the terms set forth in this Agreement and deliver the Product as set forth in Staktek’s respective Orders for Product. Orders shall be limited to Products to be manufactured for HP under contract with Staktek and, if Manufacturer has Excess Capacity (as defined below) that Staktek desires to use, to manufacture Products for Staktek or other Staktek customers upon separately written and agreed upon terms and conditions.

2.2. Consigned Equipment. Staktek shall provide Manufacturer with the production equipment listed in Schedule B (“Consigned Equipment and Equipment to be Purchased”) at no cost to Manufacturer except as set forth in this Section 2.2. Consigned Equipment and Equipment to be Purchased shall be in good, operating condition.

# # #  Confidential treatment has been requested for portions of this exhibit. Information for which confidential treatment has been requested has been omitted and is noted with “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED—EDITED COPY

2.2.1 Staktek shall retain all right, title, and interest in and to the Consigned Equipment, subject only to Manufacturer’s right to use the Consigned Equipment in performance of this Agreement in accordance with its terms and conditions. Manufacturer shall not permit, and shall take all necessary action to prevent, any Encumbrance on any Consigned Equipment or any of Staktek’s right, title, or interest in or to any Consigned Equipment, except for Encumbrances on Consigned Equipment caused by Staktek. As used herein, the term “Encumbrance” means any lien; pledge; hypothecation; mortgage; security interest; escrow; charge; equity interest; option; right of first refusal; preemptive right; obligation; undertaking; license; claim; demand; community property right or interest; joint management, control, or disposition right or interest; or any other restriction, condition or encumbrance of any kind, including any restriction on use, transfer, receipt of income, or exercise of any other attribute of ownership or possession.

2.2.2 Risk of loss of or damage to Consigned Equipment shall be borne by Manufacturer at all times while Consigned Equipment is in Manufacturer’s possession or control, at Manufacturer’s facilities, or in transit to Manufacturer. Transportation and crating of Consigned Equipment to Manufacturer’s facilities shall be the responsibility of Manufacturer.

2.2.3 Unless Consigned Equipment is purchased from Staktek on mutually agreeable written terms, Consigned Equipment shall be used only by Manufacturer and only for manufacture of Products pursuant to Orders and Excess Capacity, in each case in accordance with the terms and conditions of this Agreement.

2.2.4 Manufacturer shall be responsible for all costs associated with the maintenance and repair of the Consigned Equipment, which Manufacturer may perform or have performed by subcontractors of Manufacturer’s choice on Manufacturer’s premises. Maintenance of Consigned Equipment will be based upon approved Staktek practices. Manufacturer will be responsible for maintaining quality records on any and all maintenance performed on the Consigned Equipment. Staktek reserves the right to audit maintenance records and procedures at its discretion with reasonable written notice to Manufacturer. Manufacturer will be responsible for any damage caused by failure to follow Staktek’s published procedures, which shall be provided on or before the Effective Date of this Agreement.

2.2.5 Staktek agrees to sell to Manufacturer one piece of equipment set forth on Schedule B. Except for as set forth in Section 2.2 above, this equipment is being provided “as is” and without any warranties, including implied warranties of merchantability and fitness for a particular purpose.

2.3. Manufacturing Facilities. Manufacturer shall manufacture Product in the Dominican Republic only in adequate, qualified manufacturing facilities, with all necessary labor and equipment for manufacturing (the “Approved Site”). Manufacturer shall pay for and retain title to all other equipment used for the manufacture of Product, and all costs relating to manufacturing of Products shall be borne by Manufacturer, except for the expense of Flex Circuits, the capital costs of Consigned Equipment, freight for shipment of Flex Circuits to and from Manufacturer (except as set forth in this Agreement), and freight for shipment of Products to HP (which freight shall be paid directly by HP). Staktek shall define the manufacturing and test processes for the Product and work with the Manufacturer to set up such processes at the Approved Site. The adequacy of the Manufacturer’s facilities shall be reasonably determined by Staktek’s requirements outlined in Staktek’s ISO 9001 certification. Manufacturer shall

# # #  Confidential treatment has been requested for portions of this exhibit. Information for which confidential treatment has been requested has been omitted and is noted with “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED—EDITED COPY

not subcontract any part of the manufacturing process, alter the manufacturing process or the Consigned Equipment, or change the manufacturing location of Products without first obtaining the written permission of Staktek. Manufacturer will be responsible for all costs related to manufacturing the Product except as set forth in this Section 2.3 and 2.4, including equipment purchases and staffing employees.

2.4. Training and Support. Manufacturer will send employees to Staktek’s facility in Reynosa, Mexico so that Staktek employees can provide training. Manufacturer will cover all costs of its employees associated with this training. Staktek agrees to make its employees available to train Manufacturer’s employees on a schedule mutually agreed by the parties.

2.4.1 After Staktek provides training to Manufacturer’s employees in Reynosa, Staktek agrees to send employees to Manufacturer’s facility in the Dominican Republic to train Manufacturer’s employees on the required manufacturing processes. Staktek will cover all costs of its employees associated with this training. Staktek agrees to install the Consigned Equipment and Equipment to be Purchased set forth on Schedule B at Manufacturer’s facility in the Dominican Republic and to ensure that such Equipment is in good, operating condition, both at Staktek’s expense.

2.5. Staktek Personnel. To the extent reasonably necessary, Staktek may place employees, contractors, agents, or others (“Staktek Personnel”) at the Approved Site. Manufacturer shall cooperate with Staktek Personnel and provide adequate accommodations at the Approved Site to allow Staktek Personnel to observe all facets of manufacturing operations (including subassembly work, quality testing, rework, packaging and shipping).

3. FLEX CIRCUITS AND RAW MATERIALS

3.1. Procurement. Staktek shall consign to Manufacturer the formed flex circuits needed to manufacture the Product (the “Flex Circuits”). Staktek shall arrange to provide the Flex Circuits at no cost to Manufacturer, DDP (Incoterms 2000) Manufacturer’s facility in Dominican Republic. Risk of loss or damage will pass to Manufacturer upon delivery of the Flex Circuits to Manufacturer. Manufacturer shall supply at its expense all other raw materials, components and supplies, other than Flex Circuits, needed to manufacture the Product (the “Raw Materials”).

3.2. Receipt, Inspection, Storage and Handling of Flex Circuits. Manufacturer shall ensure that the Flex Circuits are adequately stored and handled so as to prevent any loss or damage due to environmental conditions, accident, theft, or vandalism. Manufacturer bears full responsibility for (i) damage to or loss of Flex Circuits resulting from failure to store and handle in accordance with the requirements set forth in this Agreement and (ii) the consequences of such damage on Lead Times and other performance required under this Agreement.

3.3. Title to and Use of Flex Circuits. Manufacturer will not acquire title to any Flex Circuits (or any designs, associated intellectual property or other features or parts of any Flex Circuits). Manufacturer will use the Flex Circuits only for purposes of performing its obligations under this Agreement. Following termination of this Agreement, Manufacturer will ship any remaining Flex Circuits to Staktek at Staktek’s expense or, at Manufacturer’s option, purchase such Flex Circuits at a price mutually agreed upon in writing by the parties. During the term of this Agreement, Manufacturer shall not purchase any material substantially equivalent to any Flex Circuits from anyone other than Staktek for use in the manufacture of Products. If Lead Time conflicts arise that will inhibit the

# # #  Confidential treatment has been requested for portions of this exhibit. Information for which confidential treatment has been requested has been omitted and is noted with “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED—EDITED COPY

fulfillment of orders placed by Staktek, then Manufacturer will notify Staktek and Staktek may elect to increase the inventory of such Flex Circuits on hand at the Approved Site. Lead Time is subject to change based on the availability of Flex Circuits on-hand.

3.4 Insurance. Risk of loss of or damage to the Flex Circuits shall be borne by Manufacturer at all times while the Flex Circuits are in Manufacturer’s possession or control, at Manufacturer’s facilities.

4. ORDERS

4.1. Orders. Orders for Product shall be submitted by Staktek to Manufacturer and shall contain the following information:

(a) Order number and issue date;

(b) Part numbers and revision levels being ordered;

(c) Quantities and lot sizes;

(d) Type and quantity of components to be consigned by Staktek to Manufacturer and the delivery date to Manufacturer of such consigned components;

(e) Delivery Dates and locations, subject to Lead Time minimums set forth in Schedule A; and

(f) Other terms as determined by Staktek and accepted in writing by Manufacturer.

4.2. Acceptance of Orders. Manufacturer shall be entitled to accept or reject each Order in writing within five (5) business days after receipt. No provisions contained in any acceptance or rejection notice or correspondence related thereto shall constitute a part of the agreement between the parties, which shall be exclusively controlled by this Agreement. This Agreement does not constitute an Order. In addition, in the event that the Order placed by Staktek is rejected by, Staktek shall reserve the right to manufacture the Product to fulfill the Order or portion of the Order that Manufacturer rejected.

4.3. Pricing. Staktek shall pay Manufacturer $*** for each individual Product produced by Manufacturer for HP on Staktek’s behalf under the terms of this Agreement.

4.4 Reporting. Manufacturer will provide to Staktek the following reports at the beginning of each business day, to cover the Product information set forth below since the previous report, as well as a breakdown by day in the event a report includes holidays or weekends:

a. the number of Products shipped;

b. the current Flex Circuit inventory;

c. the current work-in-process; and

d. a list of all finished goods that have not been shipped.

4.5 Payment. Staktek shall pay Manufacturer the earlier of (i) within forty-five (45) days from the date of shipment to HP or (ii) net five (5) business days from Staktek’s receipt of payment from HP. Payment of invoices shall not constitute final acceptance of the Product. Payment shall be in U.S. Dollars by wire transfer directly to Manufacturer’s bank. Manufacturer shall submit invoices within ten (10)

# # #  Confidential treatment has been requested for portions of this exhibit. Information for which confidential treatment has been requested has been omitted and is noted with “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED—EDITED COPY

business days of shipment, and the invoices shall include information customarily found on invoices. Notwithstanding anything to the contrary, Manufacturer shall have the right to invoice and payment as provided in this Section 4.5 in the event of stoppage of shipments relating to causes outside of Manufacturer’s control, such as Flex Circuits or consigned components pursuant to Section 6.4.

4.6 Credit. Amounts owed to Staktek for warranty claims, undisputed discrepancies on paid invoices and other amounts payable under this Agreement will be, at Staktek’s option, either (i) paid to Staktek in U.S. Dollars or, (ii) credited to Staktek against future invoices payable to Manufacturer.

5. DELIVERY

5.1. Shipping/Risk of Loss. Manufacturer will ship all Products FOB (Incoterms 2000) Manufacturer’s facility in Dominican Republic. Staktek will be responsible for all freight charges for delivery of Product to HP, unless Manufacturer is provided HP’s billing account. Title will pass to HP when Manufacturer delivers the Product to the shipper in the Dominican Republic. The carrier shall be selected by HP.

5.2. Marking, Packing, Labeling and Shipping Instructions. All Products shall be marked, prepared, packed, labeled and shipped in accordance with the terms of this Agreement, the Specifications, instructions set forth in the Orders and other reasonable instructions, if provided in a timely manner by Staktek. Products shall not have any markings other than as specified by Staktek.

5.3. Delivery Dates. The delivery dates, which shall be no earlier than the Lead Times, shall be specified by Staktek in the Orders (“Delivery Dates”). If Manufacturer determines that delivery of Product on Delivery Dates specified by Staktek is unlikely or impossible, Manufacturer shall immediately advise Staktek and provide Staktek with the reasons for the delay and the proposed alternate date for delivery. Staktek shall have the right to either (i) accept the proposed alternate date for delivery or (ii) cancel all or part of the Order(s) subject to delivery delay. Once an Order has been accepted by Manufacturer, the Delivery Dates cannot be changed or modified by Manufacturer without Staktek’s prior written consent, unless such changed of modified Delivery Dates are due to the unavailability of Flex Circuits.

5.4. Delivery Performance. The parties agree that timely delivery is of the essence to this Agreement. Delivery performance shall be measured against the required Delivery Dates in the Orders against the on-dock delivery date of the Product to the location specified in the Orders. Unmet Delivery Dates related to the unavailability of Flex Circuits shall not be included in any measurement of delivery performance.

5.5. Reschedule of Delivery Dates by Staktek. Staktek may reschedule an Order at any time, but only if at least three (3) business days prior written notice is given to Manufacturer.

5.6. Cancellation of Orders by Staktek. Staktek may cancel any Order at any time, but only if such Orders are canceled outside of the Lead Time and prior written notice is given to Manufacturer. In this case, the Flex Circuits and any other components or supplies provided by Staktek shall remain consigned at Manufacturer’s facility for thirty (30) days and if not used after this time period, Manufacturer shall arrange for shipment to Staktek at Staktek’s expense, with risk passing to Staktek upon delivery to the carrier.

# # #  Confidential treatment has been requested for portions of this exhibit. Information for which confidential treatment has been requested has been omitted and is noted with “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED—EDITED COPY

6. TESTING AND QUALITY SPECIFICATIONS

6.1. Conformance with Specifications. All Products shall be manufactured and tested by Manufacturer in accordance with the Specifications set forth in Schedule C.

6.2. Inspection of Manufacturing Facilities. If inspection is requested in writing by Staktek, Manufacturer will immediately facilitate reasonable on-site visits and inspections by Staktek during operating hours for the purpose of qualification and monitoring production processes of Manufacturer and its subcontractors.

6.3. Quality Assurance Data. Manufacturer agrees to provide inspection, quality, yield and reliability data on a weekly basis or as otherwise reasonably requested in writing by Staktek. Data provided will include process throughput, process yields, quality control metrics for critical dimensions, statistical tracking of test results, calibration reports and incoming inspection reports and procedures.

6.4. Stopping Shipments. If Staktek reasonably has concerns about Manufacturer’s quality or yield of Product, Staktek in writing may request Manufacturer to stop shipments. Such stoppages do not relieve Manufacturer of its delivery obligations unless such stoppages relate to causes outside of Manufacturer’s control, such as Flex Circuits or consigned components. The parties shall work together to allow production to resume as promptly as practicable. Product rejected under the warranty provision pursuant to section 10.1 herein or held at any customer’s facility due to quality variances or non-conformity with Staktek’s specifications will be the responsibility of Manufacturer, with Staktek’s sole remedy being pursuant to section 10.1 herein, and all corrective actions must be approved by and coordinated with Staktek prior to communications with the customer.

6.5 Manufacturing Attrition Loss and Test Yields. Except as otherwise provided, Manufacturer’s manufacturing attrition loss prior to any rework shall be one-half of one percent (0.5%) or less, calculated on a per-part-type basis. In the event that the manufacturing attrition loss on a calendar monthly basis prior to any rework exceeds one-half of one percent (0.5%), or such other percentage as may be agreed in writing between the parties from time to time, Manufacturer shall be responsible for any excess over one-half of one percent (0.5%). In addition, in the event that Manufacturer’s manufacturing attrition loss prior to any rework exceeds these percentages (or such other percentage as may be agreed in writing between the parties from time-to-time as to a specific product) during any month and except as otherwise provided, Manufacturer shall reimburse Staktek for the full replacement cost of the Flex Circuits, DRAM or other memory type and other supplies provided by Staktek and Staktek’s customer, and Staktek shall manufacture the Products, if necessary to deliver them to its customer as directed to do so. Manufacturer shall, at its sole expense, rework or salvage (including shipping as designated by Staktek) all Products that fail any of the tests that Manufacturer is required to perform hereunder or failed Products returned. Manufacturer shall notify Staktek if it believes that the Products are defective, faulty or damaged as soon as reasonably possible after discovery of the defect, fault or damage. Any scrapped, rejected, defective, faulty or damaged Products, Flex Circuits or memory shall be delivered as directed by Staktek at Manufacturer’s expense, if such condition is caused by Manufacturer.

Staktek agrees to provide Flex Circuits for all Orders and agrees that Manufacturer does not need to reimburse Staktek for yield loss of Flex Circuits of up to one half of one percent (0.5%). In the event Manufacturer requires additional Flex Circuits from Staktek, Staktek agrees to provide them to Manufacturer at Staktek’s cost (currently $*** per Flex Circuit, which price is subject to change), so that

# # #  Confidential treatment has been requested for portions of this exhibit. Information for which confidential treatment has been requested has been omitted and is noted with “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED—EDITED COPY

as long as Manufacturer pays all shipping costs and they are shipped by Staktek Ex Works (Incoterms 2000) Staktek’s facility, with title and risk of loss passing to Manufacturer when Staktek makes them available to shipper at Staktek’s facility.

6.6 Defective, Faulty or Damaged Consigned Components. If components consigned by Staktek to Manufacturer are damaged at or prior to delivery, then Manufacturer shall return such consigned components to Staktek, and the quantity of Products ordered shall be automatically reduced. Consigned components returned shall be shipped to Staktek Ex Works (Incoterms 2000) Manufacturer’s facility in Dominican Republic. Staktek shall bear risk of loss of or damage to such consigned components. If components consigned by Staktek cannot be reused because of defective, faulty or damaged components consigned by a party other than Staktek, SMART shall not be responsible for reimbursing Staktek for such unusable components.

7. ENGINEERING CHANGES

7.1. Engineering Changes. The parties recognize that from time to time, Manufacturer may request in writing Engineering Changes (“ECR”) or that Staktek will notify Manufacturer in writing of Engineering Changes (“ECN”).

7.2. Engineering Changes Requested by Manufacturer. Manufacturer agrees to notify Staktek in writing of any proposed Engineering Changes and any requests using an ECR process, and, if applicable, will provide Staktek with drawings or samples of the requested Product revision. The notification shall also set out (i) a meaningful and detailed description of the proposed change(s), the purpose therefore and actions to be taken to implement the change, including Manufacturer’s factory and service implementation plans; (ii) the anticipated schedule for implementation of the change(s) and a target implementation date and quantity of parts to be made prior to the implementation; (iii) identification of affected Staktek part numbers; (iv) redlined copies of updated drawings; (v) a test report, where required; (vi) any anticipated or proposed price changes (vii) other relevant technical and logistic considerations, including quality and reliability data to the extent available, as well as any changes that may result there from; and, (viii) any additional information requested by Staktek. Staktek will review the feasibility of the implementation of the proposed ECR. If changes to the Delivery Dates or new or changed costs may result from the ECR, the Delivery Dates and new prices will also be reviewed. Staktek will advise Manufacturer in writing of its decision with respect to the proposed ECR within ten (10) business days after receipt of Manufacturer’s notification unless Staktek determines and notifies Manufacturer in writing that a longer period is required to conduct other testing, whereupon the period shall be extended by a reasonable time to enable such other testing to be completed. If the ECR is not approved by Staktek, Manufacturer shall not implement the respective Engineering Changes. If the ECR is approved by Staktek, a formal ECN will be released by Staktek to implement the Engineering Changes as documented in the ECR process.

7.3. Engineering Changes Requested by Staktek. Staktek shall be entitled to make changes in the Specifications, designs, approved components lists and bills of materials for the Product. Staktek agrees to notify Manufacturer in writing of all Engineering Changes and ECNs, with appropriate documentation. Manufacturer will report to Staktek within five (5) business days of Staktek’s notification regarding the impact on Manufacturer of the Engineering Changes (including changes to Lead Time, quality, yield, new or changed costs, and obsolescence of work-in-process, Flex Circuits, Raw Materials and unshipped Product). Staktek may request a shorter response time when the circumstances of the ECN

# # #  Confidential treatment has been requested for portions of this exhibit. Information for which confidential treatment has been requested has been omitted and is noted with “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

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require it, and Manufacturer shall use its best efforts to respond within the shortened time. Staktek will review the material cost impact of the implementation of the ECN. Staktek will notify Manufacturer in writing, within ten (10) business days after receipt of Manufacturer’s feasibility report, of Staktek’s final decision as to the implementation of the ECN and the implementation dates.

7.4. Effect of Changes. Unless otherwise specified in an Order, changes to the Specifications shall apply to all Product shipped after the effective date of the Engineering Changes as outlined in the ECN.

8. AUDITS

8.1. Books; Statements. Manufacturer agrees to maintain true, accurate and complete books and records showing its operations and transactions relating to the manufacturing of Product and all receipts and consumption of Flex Circuits and Raw Materials, and to keep such books and records available for inspection for at least two (2) years after the termination of this Agreement.

8.2. Access. Staktek shall have access to and may inspect and copy the books, accounts and records of the Manufacturer maintained in accordance with Section 8.1 for the last four (4) full quarters, provided that any request for access to the books, accounts and records must be reasonable.

8.3. Audits. In addition to the foregoing, Staktek will have the right, upon reasonable notice, to have Manufacturer’s books, records and other documents and materials inspected to confirm compliance with this Agreement. Audits may be on either a continuous or a periodic basis or both, and may be conducted by employees of Staktek, or of an Affiliate of Staktek, or by independent auditors retained by Staktek. Manufacturer agrees to provide reasonable access to its facilities, including manufacturing areas, and reasonable assistance in helping such auditors to understand any relevant procedures. Inspections shall in no way relieve Manufacturer of its obligations under this Agreement.

9. INSPECTION AND ACCEPTANCE

9.1. Inspection/Testing. Product may be subject to inspection and testing by Staktek or its customers, but no such inspection or testing shall relieve Manufacturer of any of its obligations or responsibilities under this Agreement. Final inspection and acceptance of Product shall be at the specified delivery point, or other specified and agreed location. Staktek reserves the right to reject Product that contains defects in workmanship or does not conform to the Specifications, samples, or required test methodology. If the lot acceptance criteria set out in Schedule C are not met, Staktek may reject an entire lot and suspend further deliveries of Product pending resolution and corrective action in accordance with Section 9.2.

9.2. Corrective Action. Staktek may, in accordance with this Section 9, at its option, require prompt repair or replacement of rejected items at Manufacturer’s expense. Repaired or replaced rejected Products shall be subject to the same manufacturing, inspection, acceptance and warranty provisions of this Agreement as Product originally delivered under any Order, and subject to delivery time requirements set by Staktek.

10. WARRANTY PROVISIONS

10.1. Manufacturer Warranties.

# # #  Confidential treatment has been requested for portions of this exhibit. Information for which confidential treatment has been requested has been omitted and is noted with “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED—EDITED COPY

10.1.1 Manufacturer warrants that all Products furnished under any Orders issued hereunder shall be free from defects in Manufacturer workmanship and materials, and shall be built in accordance with all applicable Specifications and other descriptions, samples, and drawings provided under this Agreement and methods and processes required hereunder. If within one year from the date of delivery, Product furnished by Manufacturer are shown to be defective due to workmanship, due to failure to conform to all applicable Specifications and other descriptions, samples and drawings provided under this Agreement and methods and processes required hereunder, or due to material defect resulting from manufacturing damage or mishandling, Manufacturer agrees to repair, replace, or make good the defects and other non-conformances within fifteen (15) calendar days after receipt of such defective Product, as requested by Staktek and at no cost to Staktek. Should Product returns at any time exceed the average anticipated rate of returns, the parties will mutually agree as to an acceptable repair or replacement timeframe. Staktek shall notify Manufacturer within thirty (30) calendar days of discovery of the defect. All Product returns shall be shipped at Manufacturer’s expense, with title and risk of loss or damage passing to Manufacturer upon delivery to Manufacturer’s designated carrier or, in the absence of such designation, to the carrier selected by Staktek or Staktek’s customer. Manufacturer shall bear all costs of return transportation to Staktek’s designated delivery point. Risk of loss on replacement or repaired Product being returned to Manufacturer will pass to Staktek upon delivery of Product. The carrier shall be selected by Staktek. Notwithstanding anything to the contrary contained in this Agreement, Manufacturer gives no warranty whatsoever for any components of the Products, including without limitation Flex Circuits, consigned to Manufacturer by Staktek.

10.1.2 Staktek represents and warrants that the Consigned Equipment will be sufficient for Manufacturer to produce Products at least in the capacities set forth in Schedule D, provided that Flex Circuits deliveries are timely and the Consigned Equipment has downtime that does not exceed the estimated downtime set forth in Schedule D. Any availability of the Consigned Equipment to produce Product in excess of that set forth in Schedule D shall be “Excess Capacity” available to Staktek under Section 2.1.

10.2. Staktek Intellectual Property Indemnity. Subject to the limitations set forth below, Staktek will indemnify, defend and hold harmless Manufacturer, its affiliates, directors, officers, employees, contractors, agents and customers (the “Manufacturer Parties”), at Staktek’s expense against and from any and all claims, suits, losses, liabilities, damages, costs or expenses (including reasonable attorneys’ fees) (collectively “Losses”) threatened against or incurred by the Manufacturer Parties to the extent based upon an allegation that the Products or the manufacture of the Products infringe any third party’s United States or foreign patent, copyright, trademark or intellectual property rights, only if: (i) Manufacturer promptly notifies Staktek in writing of such allegation(s); (ii) Manufacturer provides Staktek with sole control and authority to defend, resolve or settle such allegation(s) (except that Staktek may not enter into any settlement that would result in any liability to the Manufacturer Parties without Manufacturer’s prior written consent); and (iii) Manufacturer provides Staktek, at Staktek’s expense, with all reasonable assistance and information requested by Staktek for the defense and settlement of such claim(s).

If the manufacture of the Products is enjoined as a result of such suit or, in Staktek’s opinion, is likely to be enjoined, then Staktek, at its sole option and at no expense to Manufacturer, may, in addition to its indemnification obligation set forth herein, either (i) obtain for Manufacturer the right to make Products; (ii) offer an alternative Staktek Intellectual Property that is not subject to the allegation(s); or (iii) terminate this Agreement upon notice to Manufacturer. In the event Staktek elects to terminate this

# # #  Confidential treatment has been requested for portions of this exhibit. Information for which confidential treatment has been requested has been omitted and is noted with “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED—EDITED COPY

Agreement as set forth in (iii) above, Manufacturer shall be permitted to ship Products that have been manufactured (or in WIP and are expected to be shipped). For the avoidance of doubt, the provisions of this Section represent an option of Staktek and not an obligation.

Staktek will have no obligation under this Section to defend or indemnify the Manufacturer for any Losses that arise from: (i) the manufacture of the Products with technologies not furnished by Staktek, if such Losses would have been avoided by the manufacture of the Products alone; (ii) the modification or improvement of any portion of the Products by a party other than Staktek, if such Losses would have been avoided if such modification or improvements had not been made; (iii) the modification of any portion of the Products by Manufacturer; or (iv) use of the Products beyond the scope of the rights granted in this Agreement.

THE FOREGOING ARE STAKTEK’S SOLE AND EXCLUSIVE OBLIGATIONS, AND MANUFACTURER’S SOLE AND EXCLUSIVE REMEDIES, WITH RESPECT TO INFRINGEMENT OR MISAPPROPRIATION OR INFRINGEMENT OF THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS.

10.3. No Warranty on Confidential Information. Staktek shall not be liable for any errors or omissions in the Confidential Information or for the use or the results of use of Confidential Information. ANY AND ALL INFORMATION DISCLOSED UNDER THIS AGREEMENT IS PROVIDED “AS IS” WITHOUT ANY WARRANTY OF ANY KIND, AND STAKTEK HEREBY DISCLAIMS ANY IMPLIED WARRANTIES, INCLUDING MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR PURPOSE.

10.4. No Other Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 10, NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, TITLE, OR FITNESS FOR A PARTICULAR PURPOSE, OTHER THAN THOSE WARRANTIES IMPLIED BY AND INCAPABLE OF EXCLUSION, RESTRICTION OR MODIFICATION UNDER APPLICABLE LAW. THE TERM OF ANY IMPLIED WARRANTIES THAT CANNOT BE DISCLAIMED ARE LIMITED TO THE TERM OF THIS AGREEMENT.

11. LIMITATION OF LIABILITY; INDEMNIFICATION

11.1 EXCEPT WITH RESPECT TO A BREACH OF ARTICLES 10 OR 12, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OTHER PERSON OR ENTITY (UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY) FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES. EXCEPT WITH RESPECT TO A BREACH OF ARTICLES 10 OR 12, EACH PARTY’S LIABILITY TO THE OTHER FOR DAMAGES FOR ANY CAUSE OF ACTION WHATSOEVER ARISING UNDER THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT PAID BY STAKTEK TO MANUFACTURER IN THE 12 MONTHS PRIOR TO THE EVENT GIVING RISE TO THE LIABILITY, REGARDLESS OF THE FORM OF ACTION. EACH PARTY ACKNOWLEDGES THAT THE LIMITATIONS OF LIABILITY SET FORTH IN THIS SECTION IS REASONABLE,

# # #  Confidential treatment has been requested for portions of this exhibit. Information for which confidential treatment has been requested has been omitted and is noted with “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED—EDITED COPY

AND IS AN ESSENTIAL PART OF THE AGREEMENT WITHOUT WHICH NEITHER PARTY WOULD BE WILLING TO ENTER INTO THIS AGREEMENT.

11.2 EXPRESS NEGLIGENCE AND STRICT LIABILITY. THE INDEMNIFICATION PROVISION PROVIDED FOR IN THIS AGREEMENT HAS BEEN EXPRESSLY NEGOTIATED IN EVERY DETAIL, IS INTENDED TO BE GIVEN FULL AND LITERAL EFFECT AND SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, OBLIGATIONS, CLAIMS, JUDGMENTS, LOSSES, COSTS, EXPENSES OR DAMAGES IN QUESTION ARISE OR AROSE SOLELY OR IN PART FROM THE GROSS, ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF EITHER PARTY. EACH PARTY HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT THIS STATEMENT COMPLIES WITH THE “EXPRESS NEGLIGENCE RULE” AND CONSTITUTES CONSPICUOUS NOTICE. NOTHING IN THIS CONSPICUOUS NOTICE IS INTENDED TO PROVIDE OR ALTER THE RIGHTS AND OBLIGATIONS OF THE PARTIES, ALL OF WHICH ARE SPECIFIED ELSEWHERE IN THIS AGREEMENT.

11.3 ACKNOWLEDGEMENT. EACH PARTY ACKNOWLEDGES THAT THE LIMITATIONS OF LIABILITY AND INDEMNITY PROVISIONS SET FORTH IN THIS SECTION 11 ARE REASONABLE, AND ARE AN ESSENTIAL PART OF THE AGREEMENT, WITHOUT WHICH NEITHER PARTY WOULD BE WILLING TO ENTER INTO THIS AGREEMENT.

12. INTELLECTUAL PROPERTY, CONFIDENTIALITY AND EXCLUSIVITY

12.1. Ownership Of Intellectual Property. Manufacturer understands and agrees that:

12.1.1 Except for the limited, personal license grant in Section 12.3, Manufacturer does not acquire any ownership or other right, title, or interest in or to any Intellectual Property relating to any Product or any technology pertaining to any Product or the making or testing of any Product (“Product IP”);

12.1.2 Manufacturer is not authorized to transfer or assign any ownership or other right, title, or interest in or to any Product IP;

12.1.3 as between Manufacturer and Staktek, all Product IP belongs to Staktek;

12.1.4 Manufacturer will not engage in any attempt to license, patent, register as a trademark, service mark, or copyright, or otherwise secure or infringe any of Staktek’s Intellectual Property; and

12.1.5 Manufacturer will not encourage or assist any other person (whether or not affiliated with Manufacturer) to attempt to license, patent, register as a trademark, service mark, or copyright, or otherwise secure or infringe any of Staktek’s Intellectual Property.

12.2. Ownership of Intellectual Property in Engineering Changes. Manufacturer agrees that, between the parties, Staktek shall acquire and own all Intellectual Property created with respect to, or arising from, the performance of this Agreement (including any Engineering Changes) (“Arising IP”). Accordingly, Manufacturer hereby irrevocably and unconditionally:

# # #  Confidential treatment has been requested for portions of this exhibit. Information for which confidential treatment has been requested has been omitted and is noted with “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED—EDITED COPY

12.2.1 grants, conveys, assigns, transfers, and sets over directly to Staktek all of Manufacturer’s rights, titles, and interests in and to the Arising IP in the United States and throughout the world, whether now existing or later arising, including without limitation (i) all rights and remedies with respect to past, present or future violations, infringements or misappropriations, (ii) the right to Staktek to file in its name applications for patents and like grants or protection for the Arising IP in any country or other jurisdiction worldwide, and (iii) all international and foreign rights and priorities associated with the Arising IP;

12.2.2 agrees and promises to grant, convey, assign, transfer and set over directly to Staktek all of such rights, titles, and interests in every such item (effective for all purposes as of the time such item is created by Manufacturer); and

12.2.3 in addition, (i) ratifies and consents to, and promises to provide all necessary ratifications and consents to, any action that Staktek may be take or request with respect to any item of Arising IP; (ii) waives and releases all of Manufacturer’s rights, titles, and interests to every item of Arising IP with respect to Staktek and its acts or omissions; and (iii) agrees not to assert any item of Arising IP against Staktek.

Manufacturer agrees to disclose to Staktek any Arising IP within thirty (30) calendar days from the date that such Arising IP becomes known to Manufacturer.

12.3. Limited License Grant. Staktek grants to Manufacturer a limited, non-exclusive, non-transferable, non-assignable, non-sublicensable, royalty-free license under Staktek Intellectual Property solely to make and deliver Products pursuant to Orders in strict accordance with the terms and conditions of this Agreement. Products manufactured under this Agreement are excluded from the calculation of royalty that may be otherwise due under the Master Technology and Patent License Agreement between the parties.

12.4. No Implied Licenses. The express license set forth in Section 12.3, as well as the Master Technology and Patent License Agreement, are the only licenses granted to Manufacturer by Staktek. No license is granted by Staktek by implication, estoppel, or otherwise, and no license, authority to infringe, or immunity from infringement liability shall be deemed to arise or exist as a matter of law (i) under any Staktek Intellectual Property; (ii) to make, have made, use, lease, sell, offer to sell, import, supply and otherwise transfer any products other than Products made and delivered pursuant to Orders in strict accordance with the terms and conditions of this Agreement; or (iii) to persons acquiring any Product or other apparatus or service from Manufacturer to make, use, lease, sell or otherwise transfer a Product or to use any process or method involved in the use of a Product, other than as included in the licenses granted by Staktek to Manufacturer.

12.5. Confidentiality. Manufacturer acknowledges that, in the course of performing its obligations hereunder, it will receive information that is confidential and proprietary to Staktek and which Staktek wishes to protect from public disclosure and unauthorized use. Manufacturer shall not disclose any Confidential Information to any third party or use any Confidential Information for any purpose except as required in the performance of this Agreement. Manufacturer may disclose Confidential Information only to its employees as required for Manufacturer’s performance of this Agreement (including employees of any of its wholly owned subsidiaries or corporate affiliates, agents or consultants who must be directly involved with the Confidential Information for Manufacturer’s performance of this

# # #  Confidential treatment has been requested for portions of this exhibit. Information for which confidential treatment has been requested has been omitted and is noted with “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED—EDITED COPY

Agreement and who are identified to Staktek and bound in writing to keep such information confidential). Manufacturer shall give Confidential Information at least the same level of protection as it gives its own confidential information of similar nature, but not less than a reasonable level of protection. Manufacturer’s confidentiality and use obligations under this Agreement shall survive for six years from the date of its termination except with respect to trade secrets, which obligations shall have no termination date. Manufacturer may make disclosures of Confidential Information that are required by court order, provided that Manufacturer (i) limits disclosure to the information specifically required; (ii) to the extent permitted by law, provides prompt prior notice of the requirement and allows Staktek to participate in any proceeding regarding disclosure; and (iii) uses diligent efforts to obtain confidential treatment or a protective order if Staktek so desires, at Staktek’s expense. All Confidential Information shall remain the property of Staktek.

12.6. Injunctive Relief. Manufacturer acknowledges that the Confidential Information is highly valuable to Staktek, that Manufacturer’s breach of its confidentiality and non-use obligations under this Agreement may cause irreparable harm to Staktek, and that monetary damages may not fully compensate Staktek for such harm. Therefore, in the event of a breach by Manufacturer of its confidentiality and non-use obligations under this Agreement, Staktek may seek injunctive relief. Any such injunctive relief shall be cumulative and not in lieu of any other remedies at law or in equity available to Staktek.

12.7. Exclusivity. During the term of this Agreement, Manufacturer shall not use the Consigned Equipment or Flex Circuits consigned by Staktek to Manufacturer for the manufacture of Products for HP or HP affiliates.

13. TERM & TERMINATION

13.1. Term. This Agreement shall commence on the Effective Date and, subject to the provisions of this Section 13, continue until May 31, 2007. This Agreement will automatically renew on a month-to-month basis, but either party can terminate it after May 31, 2007 by providing sixty (60) days prior written notice of termination to the other party.

13.2. Termination for Cause. Either party will have just cause to terminate this Agreement or suspend its performance hereunder, without judicial or administrative notice or resolution, immediately upon written notice at any time if:

13.2.1 Breach. The other party or any of its employees or representatives materially breach any obligation under this Agreement and such party fails to cure the breach to the notifying party’s satisfaction within thirty (30) calendar days after it demands such cure, except with respect to (i) payment obligations, (ii) a breach of Manufacturer’s confidentiality obligations, or (iii) a breach by Manufacturer of Sections 2, 5, 7 and 12, each of which must be cured within five (5) business days of notice; or

13.2.2 Cessation of Business. The other party ceases to conduct business in the normal course, is declared insolvent, undergoes any procedure for the suspension of payment, makes a general assignment for the benefit of creditors, or a petition for bankruptcy, reorganization, dissolution or liquidation is filed by or against it.

13.3 Termination by Staktek. Staktek shall have just cause to terminate this Agreement immediately by written notice, prior to the end of the term specified in Article 13.1, without judicial or

# # #  Confidential treatment has been requested for portions of this exhibit. Information for which confidential treatment has been requested has been omitted and is noted with “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED—EDITED COPY

administrative notice or resolution, in the event that, (i) a competitor of Staktek’s acquires a material direct or indirect ownership of or controlling interest in Manufacturer, (ii) Orders placed by Staktek decrease to less than 5,000 units per month for three consecutive months, (iii) Staktek’s cost of Flex Circuits increases by more than ten percent (10%) from Staktek’s cost on the Effective Date, (iv) Manufacturer’s yield losses are greater than or equal to five percent (5%) per month for two (2) consecutive months, or (v) Legal, governmental or regulatory changes are made that result in increased costs to Staktek to operate under this Agreement, including as an example but not limited to, an increase in any tariff or other cost imposed on providing Flex Circuits or Consigned Equipment to Manufacturer.

13.4 Effects of Termination. Upon termination or expiration of this Agreement, each party will be released from all obligations and liabilities to the other occurring or arising after the date of such termination, except that the obligations of the parties under this Agreement which, by their nature, would continue beyond termination or expiration of this Agreement, shall survive termination or expiration of this Agreement. While termination will not relieve Manufacturer or Staktek from any liability arising from any breach of this Agreement, neither party will be liable to the other for damages of any sort solely as a result of terminating this Agreement in accordance with its terms. Termination of this Agreement will be without prejudice to any other right or remedy of either party. Within fifteen (15) calendar days of termination of this Agreement, Manufacturer shall at Staktek’s expense return to Staktek all Flex Circuits on hand and all Consigned Equipment. Risk of loss shall pass to Staktek upon delivery.

13.5 Duty to Mitigate Costs. Both parties shall, in good faith, undertake reasonable measures to mitigate the costs of termination. Regardless of the foregoing, Manufacturer has no right to sell Flex Circuits, work in process, Products, or Consigned Equipment to any party without Staktek’s prior written consent.

14. FORCE MAJEURE

Neither party shall be liable for any delay or failure to perform any of its obligations hereunder during any period in which performance is delayed by fire, flood, earthquake, war, embargo, riot or the intervention of any government authority or any other causes beyond reasonable control of the affected party. In such an event, the affected party shall promptly notify the other party of the condition in writing. If the delay exceeds thirty (30) calendar days, this Agreement may be immediately terminated by either Manufacturer or Staktek upon writing notice to the other.

15. COVENANT NOT TO HIRE / SOLICIT

For one year after the execution of this Agreement, each party agrees not to:

(i) employ, attempt to employ, contract with in any way for any type of consideration, or assist any other person or entity to employ or contract with in any way for any type of consideration, any person who is an employee of the other party or who at any time during the preceding year was an employee of the other party; and

(ii) solicit, encourage, or take any other action that is intended, directly or indirectly, to induce any employee of the other party to terminate such employee’s employment with the other party, or interfere in any manner with the contractual or employment relationship between the other party and any

# # #  Confidential treatment has been requested for portions of this exhibit. Information for which confidential treatment has been requested has been omitted and is noted with “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED—EDITED COPY

of its employees, or hire or attempt to hire any former employee of the other party whose termination from employment has been effective for less than one (1) year from the execution of this Agreement.

(iii) The foregoing Sections 15 (i) and (ii) shall not be deemed to prohibit either party from engaging in general media advertising or solicitation that may be targeted to a particular geographic or technical area but that is not targeted towards employees of the other party.

16. MISCELLANEOUS

16.1. Insurance. On or prior to the Effective Date, Manufacturer shall acquire insurance coverage for the Consigned Equipment, consigned Flex Circuits, consigned DRAM or other memory type and Product for which Manufacturer is responsible, naming Staktek as additional insured, which coverage shall be written in an amount, on terms, and by a carrier acceptable to Staktek. Manufacturer agrees to provide broker evidence of insurance policy upon Staktek’s written request, and Manufacturer also agrees not to reduce or eliminate such insurance coverage without providing at least fifteen (15) days’ prior written notice to Staktek.

16.2 Expenses. Except as otherwise specified in this Agreement, Staktek and Manufacturer agree to bear their own expenses in connection with the review, execution and performance of this Agreement.

16.3 Choice of Law. This Agreement shall be governed by and construed under the laws of the State of Texas without regard to conflicts of laws provisions thereof. Any suit or other claim brought with respect to this Agreement shall be brought in the federal courts located in Travis County, Texas. Both parties hereby waive any objection to personal jurisdiction in any proceeding before such courts and consent to personal jurisdiction in such courts.

16.4 Escalation of Disputes. The parties agree to work in good faith to resolve any disputes that arise promptly, and to escalate any disputes in writing to the appropriate vice president or president of each party before pursuing legal action. If the applicable vice president or president of each party has not resolved any dispute within ten (10) days following this escalation, then either party may pursue legal action. The escalation requirements in this Article shall not apply to alleged violations of Articles 2 or 12.5 of this Agreement.

16.5 Entire Understanding. This Agreement sets forth the entire understanding of the parties as to the subject matter hereof and supersedes all previous negotiations, understandings, commitments and writings, including, without limitation, any Letter of Intent entered into between the parties with respect to the subject matter hereof.

16.6 Export Controls. Manufacturer acknowledges that the laws and regulations of the United States, including without limitation the Export Administration Regulations (EAR), restrict the export and re-export of certain hardware, software, other commodities, technology and technical data of United States origin. Manufacturer agrees that it will not export or re-export, directly or indirectly, any Product or Staktek Confidential Information, or any underlying Staktek information or technology in any form except in full compliance with all United States, foreign and other applicable laws and regulations.

# # #  Confidential treatment has been requested for portions of this exhibit. Information for which confidential treatment has been requested has been omitted and is noted with “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED—EDITED COPY

16.7 Assignment. This Agreement shall not be assignable by Manufacturer without the prior written consent of Staktek. Staktek may assign this Agreement or any license granted herein in its sole discretion.

16.8 The addresses of the parties for the purpose of notices, reports and other communications shall be as follows:

Manufacturer:	Attn: General Counsel
4211 Starboard Drive
Fremont, CA 94538
Fax: 510 360-8500

Staktek:	8900 Shoal Creek Blvd., Suite 125
Austin, Texas 78757
Fax: 512/454-2598

Copy to: General Counsel
8900 Shoal Creek Blvd, Suite 125
Austin, Texas 78757
Fax: 512/454-2598

Any notice expressly provided for under this Agreement shall be in writing, shall be given either by hand, by mail or facsimile, and shall be deemed sufficiently given if and when received by the party to be notified at its address specified under this Section 16.8 or if and when facsimiled, three (3) days following the mailing by registered or certified mail, postage prepaid, or upon delivery by a reputable delivery service (overnight or same day) with a signature acknowledging delivery, in each case addressed to such party at such address. Either party may by notice to the other change its address for receiving such notices.

16.9 Headings. The headings of the articles of this Agreement are merely to facilitate reference and shall have no bearing on the interpretation of any of the provisions of this Agreement.

16.10 Amendment. This Agreement shall only be modified or amended by a writing duly signed by the authorized representatives of the parties.

16.11 Parties Bound. This Agreement shall inure to the benefit of, and be binding upon, the parties, their legal representatives and successors, and their assigns insofar as the Agreement may be assignable.

16.12 Infringement by 3rd Party. Manufacturer agrees to promptly notify Staktek of any known or suspected infringement or misappropriation of Staktek’s Intellectual Property. Staktek shall have no obligation to enforce its patents or the Staktek Intellectual Property against infringement or misappropriation by a third party or to take any action with respect to such infringement or misappropriation, although the parties agree to discuss any known or suspected infringement of Staktek’s patents or misappropriation of Staktek’s Intellectual Property.

# # #  Confidential treatment has been requested for portions of this exhibit. Information for which confidential treatment has been requested has been omitted and is noted with “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED—EDITED COPY

16.13 Relationship of the Parties. Neither this Agreement nor any activities of the parties pursuant to this Agreement shall be deemed to establish any partnership, agency, joint development project or joint venture between the parties.

16.14 Non-Waiver. The failure of either party to exercise any right hereunder or to insist upon performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right to insist upon future performance of any such term or condition.

THE AUTHORIZED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED THIS AGREEMENT TO BE EFFECTIVE AS OF THE EFFECTIVE DATE.

STAKTEK:		MANUFACTURER:

By:	/s/ Wayne Lieberman	By:	/s/ Iain Mackenzie
	Print Name: Wayne Lieberman Title: President and CEO		Print Name: Iain Mackenzie Title: President and CEO

# # #  Confidential treatment has been requested for portions of this exhibit. Information for which confidential treatment has been requested has been omitted and is noted with “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED—EDITED COPY

SCHEDULE A—DELIVERY AND IMPLEMENTATION SCHEDULE

For Orders issued by Staktek for Products, the minimum Lead Times are as follows:

*** business days for Product forecasted two (2) weeks in advance.

Implementation—Technology Transfer

• Equipment Specification/facility requirements—	***
• Equipment prepared for shipment—	***
• Equipment in Transit to SMART—	***
• Manufacturer Engineers Training @ Staktek MX—	***
• Manufacturer Operators Training @ Staktek MX—	***
• Staktek Engineers Install @ Smart PR—	***
• Staktek Engineer Validate @ Smart PR—	***

Version: . Last Revised:	Manufacturer Acknowledges Revision by signing below

EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED—EDITED COPY

SCHEDULE B—CONSIGNED EQUIPMENT AND EQUIPMENT TO BE PURCHASED

Equipment to be Purchased

Staktek agrees to sell to Manufacturer the Ismeca MP400, serial number Asset #M01082 (“Ismeca”) for US$***. Manufacturer agrees to pay Staktek for the Ismeca within five (5) days of receiving it.

Consigned Equipment

Manufacturer will be responsible for maintaining all Consigned Equipment based on Staktek’s published procedures for daily, weekly, monthly and annual maintenance. Manufacturer will maintain quality records in compliance with Staktek’s ISO 9001 certification.

Equipment	Quantity	Value		Misc.
Epson Handler	1	$	***	HP83K handler
Plasma Clean Oven	1		***	Metallized trays, Flip trays
Stack & Tack	2		***	Matrix Plates, Trays
Automated Soldering (Corfin)	1		***	Trays

Version: . Last Revised:	Manufacturer Acknowledges Revision by signing below

EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED—EDITED COPY

SCHEDULE C—SPECIFICATIONS

MXASC-20157-01	Plasma Clean TSOPs
MXASC-20194-01	Automated Flexframe Stakpak Assembly
MXASC-20186-01	Flexframe Soldering with Corfin LRT-3000
MXASC-20147-01	Post Solder Clean—Electrovert
MXASC-20254-01	X-Ray Inspection, Agilent 5DX (if applicable)
MXASC-20257-01	Post X-Ray Inspection ILR (if applicable)
MXASC-20161-01	Solder Touchups
MXQWI-30362-01	Post Solder Inspection of Flexframe Stakpaks
MXQWI-30364-01	Assembly Inspection of Flexframe
MXASC-02279-01	Ismeca MP-400-4 Machine # 6 (Dereeling) (if applicable)
MXASC-20232-01	Agilent Tester w/NS7000 Handler
MXQWI-30347-01	Disposition Test Failures
MXASC-10224-01	Nitrogen Dry Bake, Cure
MXQWI-30363-01	Outgoing Quality Inspection
MXQWI-40084-01	Outgoing Quality Inspection of CSP Stakpaks
MXASC-20193-01	Shipping Label Preparation
MXASC-20128-01	PAC Vacuum Impulse Sealer Operating Procedure
MXASC-02280-01	Semi Auto Strapping Machine—Tray
MXASC-20217-01	Preparation for Tray Shipment

CORFIN
MXRMI-10040-01	CAMBIO DE MODELO A 3 NIVELES
MXRMI-10063-01	CAMBIO DE PROGRAMA EN LRT-3000
MXRMI-10070-01	MANTENIMIENTO DEL MODULO DE FLUX
MXRMI-10065-01	PROBLEMAS Y POSIBLES SOLUCIONES PARA CORFIN LRT-3000
MXRMI-10062-01	INSPECCION DE ENTRADA DE TABLERO DE CARGA
MXRMI-10019-01	PROCEDIMIENTO PARA DESCARGA DE PROGRAMA DE PLC EN CORFIN
MXRMI-10011-01	APAGADO Y ENCENDIDO DE CORFIN
MXRMI-10006-01	PROCEDIMIENTO DE LUBRICACION DE GUIAS MAQUINA CORFIN
MXRMI-10020-01	GUIA DE BUSQUEDA DE PROBLEMAS DE LA MAQUINA CORFIN
MXRMI-10061-01	PROCEDIMIENTO DE ALINEACION DE CORFIN
MXPMI-10037-01	MANTENIMIENTO PREVENTIVO ANUAL DE CORFIN
MXPMI-10033-01	MANTENIMIENTO PREVENTIVO DIARIO MAQUINA CORFIN
MXPMI-10036-01	MANTENIMIENTO PREVENTIVO SEMANAL CORFIN
MXPMI-10035-01	MANTENIMIENTO PREVENTIVO SEMESTRAL CORFIN
MXPMI-10032-01	MANTENIMIENTO QUINCENAL DE CORFIN
MXPMI-10034-01	MANTENIMIENTO PREVENTIVO MENSUAL CORFIN

PLASMA
MXRMI-10022-01	CAMBIO DE BANCO Y TANQUES DE ARGON PARA PLASMA
MXPMI-20050-01	MANTENIMIENTO PREVENTIVO MENSUAL DEL PLASMA ETCH
MXPMI-10047-01	MANTENIMIENTO PREVENTIVO SEMANAL DEL PLASMA ETCH
MXPMI-10052-01	MANTENIMIENTO PREVENTIVO SEMI-ANNUAL DEL PLASMA

STACKER
MXRMI-10003-01	CAMBIO DE HERRAMIENTAS DE LA STAK N TAK
MXRMI-10008-01	ALINEACION DE LA ESTACION DE CURADO DE LA STACKER

EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED—EDITED COPY

MXPMI-10001-01	MANTENIMIENTO PREVENTIVO SEMANAL DE LA STACK & TACK
MXPMI-10003-01	PROCEDIMIENTO DE PM MENSUAL DE LA STACKER
MXPMI-10008-01	PROCEDIMIENTO DE PM POR CUARTO DE LA STAKER
MXPMI-20059-01	MANTENIMIENTO PREVENTIVO DE ID PARA STACK & TACK

Sub-set for Stackers
ID cleaning
MXPMI-20071-01	MANTENIMIENTO PREVENTIVO SEMANAL DEL MICRO BLAST
MXPMI-20072-01	MANTENIMIENTO PREVENTIVO MENSUAL DEL MICRO BLAST
MXPMI-20073-01	MANTENIMIENTO PREVENTIVO SEMESTRAL DEL MICRO BLAST

ISMECA
MXRMI-10014-01	PROCEDIMIENTO DE CAMBIO EN ISMECA
MXRMI-10031-01	PROCEDIMIENTO DE BUSQUEDA DE PROBLEMAS ISMECA MP400-4
MXRMI-10033-01	PROCEDIMIENTO DE ARREGLO DE LA GUIA DE CINTA ISMECA
MXPMI-20055-01	ISMECA PROCEDIMIENTO SEMIANUAL MANTENIMIENTO
MXPMI-02051-01	ISMECA 6 PROCEDIMIENTO SEMIANUAL DE MANTENIMIENTO
MXPMI-02052-01	ISMECA 6 PROCEDIMIENTO SEMANAL
MXPMI-20054-01	INSTRUCCIONES PARA MANTENIMIENTO MENSUAL ISMECA
MXPMI-20024-01	ISMECA PROCEDIMIENTO SEMANAL DE MANTENIMIENTO
MXPMI-02053-01	ISMECA 6 PROCEDIMIENTO MENSUAL DE MANTENIMIENTO

Sub-set for ISMECA
MXPMI-20057-01	PROCEDIMIENTO DE MANTENIMIENTO MENSUAL PARA EL PROBADOR DE SELLADO GPD
MXPMI-20058-01	MANTENIMIENTO SEMIANUAL DEL PROBADOR DE SELLADO GPD
MXPMI-20155-01	MANTENIMIENTO MENSUAL PREVENTIVO DE SELLADORA DE CINTA MT-30
MXPMI-02058-01	MANTENIMIENTO SEMANAL PREVENTIVO DE LA SELLADORA DE CINTA MT-30

TEST
MXRMI-10043-01	CAMBIO DE MODELO EN NIDO FLOTANTE DE SOCKET SYNERGETIX
MXRMI-10032-01	PROCEDIMIENTO DE LIMPIEZA DE EQUIPO DE PRUEBA
MXRMI-10045-01	SECUENCIA DE PROGRAMACION DE EPROM
MXRMI-10039-01	ARCHIVO DE RECUPERACION DEL SISTEMA DE PRUEBA
MXRMI-10084-01	PROCEDIMIENTO DE PRUEBA MANUAL DEL TABLERO LED
MXRMI-10075-01	PROCEDIMIENTO DE CAMBIO DE KIT DEL MANEJADOR NS7000
MXRMI-10085-01	PROCEDIMIENTO DE DIAGNOSTICO DE BAJO NIVEL
MXRMI-10077-01	VERIFICACION DE CALIBRACION-AGILENT 93K/83K
MXPMI-20051-01	MANTENIMIENTO MENSUAL DEL EQUIPO HP83000
MXPMI-20090-01	MANTENIMIENTO PREVENTIVO SEMANAL 83K
MXPMI-20099-01	MANTENIMIENTO PREVENTIVO SEMANAL NS7000
MXPMI-20094-01	PROCEDIMIENTO DE RESPALDO DE CINTA DE PRUEBA
MXPMI-20083-01	CALIBRACIÓN DEL HP83K-HP93K
MXPMI-20101-01	MANTENIMIENTO PREVENTIVO TRIMESTRAL DEL MANEJADOR NS7000
MXPMI-20080-01	CALIBRACION DEL SISTEMA DE PRUEBA DIGITAL HP83000
MXPMI-20091-01	MANTENIMIENTO PREVENTIVO SEMIANUAL DEL HP83000

EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED—EDITED COPY

For all Product orders, the Manufacturer will be required to provide complete yield tracking and quality data on each process step and final process inspection and test to Staktek upon request. Products and components built by Manufacturer for Staktek will be built per work instructions and quality standards supplied by Staktek.

In addition to these work instructions, Staktek will provide specific product quality testing and performance evaluation requirements for each application. These quality specifications will be released per product and will specify test conditions and equipment. Staktek requires 100% functional testing for all products prior to shipping to HP.

Staktek will qualify the Manufacturer’s assembly operations for adherence to the work instructions and quality specifications prior to the build of any Products to be shipped to customers. Staktek may contract Manufacturer to perform some of this work under guidance of Staktek’s quality department as required. Once qualification is completed and the Manufacturer is released to start production, strict change control process must be implemented to control process variables and insure no changes to the qualified methods are used without approval.

Version: . Last Revised:	Manufacturer Acknowledges Revision by signing below

EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED—EDITED COPY

SCHEDULE D—CAPACITY

Capacity is limited to the maximum output of the Consigned Equipment. The line being transferred has a capacity of *** units per hour.

Version: . Last Revised:	Manufacturer Acknowledges Revision by signing below